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                                 EXHIBIT INDEX


5.       Opinion of Counsel and Consent

23. Consent of Independent Registered Public Accounting Firm for RiverSource MVA Account (previously American Enterprise MVA Account)

24. Power of Attorney for RiverSource Life Insurance Company (previously American Enterprise Life Insurance Company) dated Jan. 2, 2007